Exhibit 23.1


                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-26583, declared effective November 23, 1998) of Intervest Bancshares Corporation of our report dated January 21, 2002 appearing in this Form 10-K.

/s/ HACKER, JOHNSON & SMITH PA
------------------------------
HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 1, 2002